UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 19, 2012

Walter Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of incorporation or organization)	Commission File No.	(I.R.S. Employer Identification No.)

3000 Riverchase Galleria, Suite 1700

Birmingham, Alabama 35244

(205) 745-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A-2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.             Submission of Matters to a Vote of Security Holders

Walter Energy, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders on April 19, 2012 (the “Annual Meeting”).  The Company’s stockholders voted on the following three items disclosed in the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 16, 2012 (the “Proxy Statement”):

1.              The election of ten directors.

2.              An advisory vote on executive compensation.

3.              Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012.

The final voting results were as follows:

	Number of shares outstanding as of the record date	Total shares present in person or by proxy
Common Stock	62,471,054	51,188,989

Proposal 1. Each of the director nominees listed below received the following votes.

Director	Votes For	Votes Withheld	Broker Non-Votes

David R. Beatty	21,531,714	21,252,547	8,404,728

Howard L. Clark, Jr.	39,436,244	3,348,017	8,404,728

Jerry W. Kolb	39,795,249	2,989,012	8,404,728

Patrick A. Kriegshauser	39,437,435	3,346,826	8,404,728

Joseph B. Leonard	39,844,727	2,939,534	8,404,728

Graham Mascall	22,048,329	20,735,932	8,404,728

Bernard G. Rethore	39,656,596	3,127,665	8,404,728

Walter J. Scheller, IIII	42,287,004	497,257	8,404,728

Michael T. Tokarz	31,530,791	11,253,470	8,404,728

A.J. Wagner	39,436,025	3,348,236	8,404,728

Each above-named director nominee has been elected to serve on the Company’s Board of Directors until the Company’s 2013 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

Proposal 2. The stockholders approved, on an advisory basis, the executive compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
39,426,048	3,270,323	87,890	8,404,728

Proposal 3. The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
50,961,724	138,986	88,279	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER ENERGY, INC.

Date: April 20, 2012	By:	/s/ Earl Doppelt
Earl Doppelt, Senior Vice President
General Counsel and Secretary